THE INVESTMENT COMPANY OF AMERICA
            333 South Hope Street, Los Angeles, California  90071


                                August 30, 1999

Dear Shareholder:

 We are writing to inform you of the upcoming meeting of the shareholders of The Investment Company of America (the "Company") to be held at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, on Tuesday, October 19, 1999 at 10:00 A.M., local time (the "Meeting"). At this meeting, you are being asked to vote on important proposals affecting the Company. THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THESE PROPOSALS ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS, AND RECOMMENDS THAT YOU APPROVE ALL PROPOSALS PRESENTED FOR YOUR CONSIDERATION.

 At the Meeting, you will be asked to vote on:

 1. The election of a Board of 14 Directors (Proposal 1).

 2. A proposal to amend the Company's Certificate of Incorporation (i) increasing the total number of authorized shares of capital stock, (ii) establishing a new class of common stock and (iii) authorizing the Board of Directors to create additional series of shares within the new class of common stock from time to time (Proposal 2).

 3. A proposal to amend the Company's Certificate of Incorporation reducing the par value per share of the Company's capital stock from $1.00 to $0.001 in order to reduce certain costs (Proposal 3).

 4. The ratification of the selection, by the Board of Directors, of PricewaterhouseCoopers llp as independent accountants for the Company for the fiscal year 1999 (Proposal 4).

 5. Any other business that may come before the Meeting, although we are not currently aware of any other items to be considered.

 Some key points about Proposals 2 and 3 are described below. Each of the proposals is described in more detail in the full text of the proxy statement which you should read before you vote.

ABOUT PROPOSAL 2:

 In Proposal 2, we are asking you to approve amendments to the Company's Certificate of Incorporation to increase the number of authorized shares, to establish an additional class of shares and to authorize the Board of Directors to create additional series of shares within the new class. The Board believes that the additional class of shares will provide investors with greater choice in distribution arrangements and maintain the Company's competitive position in relation to other funds with similar arrangements. The new class of shares would share pro rata (based on net asset value) in the Company's investment portfolio and income and in the Company's expenses, except for differences in expenses resulting from different distribution arrangements and possibly other class- or series-specific expenses.

ABOUT PROPOSAL 3:

 In Proposal 3, we are asking you to approve an amendment to the Company's Certificate of Incorporation reducing the par value per share of the Company's capital stock. When the Company increases its authorized capital stock, as is proposed in Proposal 2, it must pay a fee to Delaware, its state of incorporation, based on the aggregate par value of the new shares. Therefore, a reduced par value per share will reduce the amount the Company pays in fees for the registration of its shares. The lower par value will have no effect on the value of your shares.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THESE PROPOSALS. NONE OF THE PROPOSALS WOULD CHANGE THE COMPANY'S INVESTMENT OBJECTIVES OR POLICIES OR OTHERWISE AFFECT THE INVESTMENT OPERATIONS OF THE COMPANY.

                                 *     *     *

 We are sure that you, like most people, lead a busy life and are tempted to put this proxy aside for another day. Please don't. When shareholders do not return their proxies, additional expenses are incurred to pay for follow-up mailings and telephone calls. PLEASE TAKE A FEW MINUTES TO REVIEW THIS PROXY STATEMENT AND SIGN AND RETURN THE ENCLOSED PROXY CARD TODAY. Please be sure to sign and return each proxy card regardless of how many you receive.

 If you have any questions regarding the issues to be voted on or need
assistance in completing your proxy card, please contact [      ].  Thank you
for investing with us and for your continuing support.

                   THE INVESTMENT COMPANY OF AMERICA
                                 ________
                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            OCTOBER 19, 1999
                                 ________

TO THE SHAREHOLDERS OF
THE INVESTMENT COMPANY OF AMERICA:

 The Annual Meeting of Shareholders of The Investment Company of America (the "Company") will be held at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, on Tuesday, October 19, 1999 at 10:00 A.M., local time, to consider and vote on the following matters described under the corresponding numbers in the accompanying Proxy Statement:

 (1) election of a board of 14 Directors;

 (2) approval of amendments to the Company=s Certificate of Incorporation (i) increasing the total number of authorized shares of capital stock, (ii) establishing a new class of common stock and (iii) authorizing the Board of Directors to create additional series of shares within the new class of common stock from time to time;

 (3) approval of an amendment to the Company's Certificate of Incorporation reducing the par value per share of the Company's capital stock from $1.00 to $0.001 in order to reduce registration fees;

 (4) ratification of the selection of PricewaterhouseCoopers LLP as the independent accountant for the Company for the year ending December 31, 1999; and

 (5) such other matters as may properly come before the meeting.
 The Board of Directors has fixed August 23, 1999, at the close of business, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

THE PROPOSED BUSINESS CANNOT BE CONDUCTED AT THE ANNUAL MEETING UNLESS THE HOLDERS OF A MAJORITY OF THE SHARES OF THE COMPANY OUTSTANDING ON THE RECORD DATE ARE PRESENT IN PERSON OR BY PROXY. THEREFORE, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

    By order of the Board of Directors,
    VINCENT P. CORTI
    SECRETARY

August 30, 1999

                                   IMPORTANT

SHAREHOLDERS CAN HELP THE COMPANY AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN ORDER THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


                          THE INVESTMENT COMPANY OF AMERICA
              333 SOUTH HOPE STREET, LOS ANGELES, CALIFORNIA 90071
                                    ________
                                PROXY STATEMENT
               ANNUAL MEETING OF SHAREHOLDERS - OCTOBER 19, 1999
                                    ________

 The enclosed Proxy is solicited by the Board of Directors of the Company in connection with the Annual Meeting of Shareholders to be held at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, on Tuesday, October 19, 1999 at 10:00 A.M., local time. Every Proxy returned in time to be voted at the meeting will be voted and, if a specification is made with respect to any proposal, the Proxy will be voted accordingly. If no specification is made, the Proxy will be voted in favor of the proposal. Anyone having submitted a Proxy may revoke it prior to its exercise, either by filing with the Company a written notice of revocation, by delivering a duly executed Proxy bearing a later date, or by attending the meeting and voting in person.

 At the close of business on August 23, 1999, the record date fixed by the Board of Directors for the determination of shareholders entitled to notice of and to vote at the meeting, there were outstanding
                 Common shares of capital stock, $1 par value per share, the only authorized class of voting securities of the Company (the "Shares"). Each Share is entitled to one vote. There is no provision for cumulative voting.
No person owned of record or was known by the Company to own beneficially 5% or more of the outstanding Shares of the Company.

 This Proxy Statement was first mailed to shareholders on or about August 30, 1999. The Company's Annual Report for the year ended December 31, 1998, including financial statements, has been mailed to shareholders. The Annual Report is not to be regarded as proxy solicitation material or as part of this Proxy Statement.

 With respect to the election of directors (Item 1), the 14 nominees receiving the highest number of votes shall be deemed to be elected. The vote required to approve Items 2 and 3 is the affirmative vote of more than 50% of all outstanding voting Shares on the record date. The vote required to approve
Item 4 is the affirmative vote of the lesser of (a) 67% or more of all Shares present in person or by proxy, provided the holders of more than 50% of all outstanding voting Shares are present or represented by proxy, or (b) more than 50% of all outstanding voting Shares on the record date.

 If sufficient votes are not received by the meeting date, a person named as proxy may propose one or more adjournments of the meeting for a period or periods of not more than 120 days in the aggregate to permit further solicitation of Proxies. The persons named as proxies may vote all Proxies in favor of such adjournment. Signed but unmarked Proxies will be voted for the below nominated directors and in favor of all proposals. Shareholders who return Proxies marked as abstaining from voting on one or more proposals are treated as being present at the meeting for purposes of obtaining the quorum necessary to hold the meeting, but are not counted as part of the vote necessary to approve the proposal(s). Where brokers holding Company Shares for their customers in so-called "Street Name" have not received instructions and are not authorized to vote without instruction, those Shares also will be treated as abstentions.

1. ELECTION OF DIRECTORS

 Fourteen directors are to be elected at the meeting, each to hold office until the next annual meeting and until a successor is elected and qualified. All of the nominees for director except Louise H. Bryson were elected by shareholders at their last Annual Meeting on April 28, 1998. Ms. Bryson was elected by directors effective January 1, 1999. Each of the nominees has agreed to serve as director if elected. If, due to presently unforeseen circumstances, any nominee should not be available for election, the persons named as proxies will vote the signed but unmarked Proxies and those marked for the nominated directors for such other nominee as the present directors may recommend. The table below sets forth certain information regarding the nominees.

   (LIST OF CANDIDATES MAY CHANGE PRIOR TO PRINTING OF FINAL PROXY STATEMENT)

                                                                                                SHARES
NAME OF            CURRENT PRINCIPAL                YEAR         MEMBERSHIPS ON                 BENEFICIALLY
NOMINEE            OCCUPATION AND                   FIRST        BOARDS OF OTHER                OWNED, DIRECTLY
(POSITION          PRINCIPAL EMPLOYMENT             ELECTED      REGISTERED INVESTMENT          OR INDIRECTLY,
WITH COMPANY)      DURING PAST FIVE                 A            COMPANIES AND PUBLICLY         AT
AND AGE            YEARS #                          DIRECTOR     HELD COMPANIES                 AUGUST 23, 1999
Mr. Charles H.     Private Investor and             1981         The American Funds Group
 Black /1,3/        consultant; former                            (Trustee of 1 other
 (Director)         Executive Vice President                      fund)
 72                 and Director, KaiserSteel                    JMC Group, Inc.
                                                                 Pacific Stock Exchange
                                                                  (Public Governor)
                                                                 Wilshire Technologies,
                                                                  Inc.

Ms. Ann S.         Senior Trustee, The Noyce        1991
 Bowers /2,3/       Foundation; Trustee,
 (Director)         Cornell University
 61

Ms. Louise H.      Director and former              1999
 Bryson /3/         Chairman of the Board,
 (Director)         KCET Public Television;
 55                 former Senior Vice
                    President, fx Networks,
                    Inc: Fox, Inc.

Dr. Malcolm R.     Chairman Emeritus, Hughes        1992         LSI Logic Corporation
 Currie /3/         Aircraft Company;                            Unocal Corporation
 (Director)         Chairman of the Board of                     SM&A (Steven Myers &
 72                 Trustees, University of                       Assoc.)
                    Southern California

Mr. William R.     Senior Vice President            1998         The American Funds Group       /+/
 Grimsley *         and Director, Capital                         (Director/Trustee of 4
 (Senior Vice       Research and Management                       other funds)
 President and      Company
 Director)
 60

Mr. Jon B.         Chairman Emeritus, Capital       1959         The American Funds Group       /+/
 Lovelace, Jr.*     Research and Management                       (Director of 3 other
 (Chairman of       Company                                       funds)
 the Board)
 72

Prof. John G.      IBJ Professor of Finance,        1976         The American Funds Group
 McDonald           Graduate School of                            (Director/Trustee of 7
 /1,2,3/            Business, Stanford                            other funds)
 (Director)         University                                   Emerging Markets Growth
 61                                                               Fund
                                                                 Scholastic Corporation
                                                                 Varian Associates, Inc.
                                                                 Trinet Corp.

Ms. Bailey         Senior Associate, Reuters        1993
 Morris-Eck         Foundation; Senior Fellow,
 /1,3/              Institute for
 (Director)         International Economics;
                    Consultant, The
                    Independent of London;
                    former Vice President,
                    Brookings Institution

Mr. Richard G.     Chairman of the Board,           1996         The American Funds Group
 Newman /1,3/       President and CEO, AECOM                      (Director/Trustee of 12
 (Director)         Technology Corporation                        other funds)
 64                 (architectural engineering)                  Southwest Water Company

Mr. William C.     Senior Partner, The Capital      1985                                        /+/
 Newton*            Group Partners, L.P.;
 (Director)         former Vice Chairman of
 68                 the Board, Capital
                    Research and Management
                    Company

Mr. James W.       Senior Partner, The Capital      1991         The American Funds Group       /+/
 Ratzlaff*          Group Parnters, L.P.;                         (Director of 6 other
 (Vice              former Vice Chairman                          funds)
 Chairman)          of the Board, Capital
 62                 Research and Management
                    Company

Dr. Olin           President of the Salzburg        1987         The American Funds Group
 Robison            Seminar; President                            (Director of 2 other
 /1,2,3/            Emeritus, Middlebury                          funds)
 (Director)         College
 62

Mr. R.             Chairman of the Board and        1998         The American Funds Group       /+/
 Michael            Principal Executive                           (Director of 1 other
 Shanahan*          Officer, Capital Research                     fund)
 (President         and Management Company
 and Director)
 60

Dr. William J.     Chairman and Chief               1997         Adobe Systems, Inc.
 Spencer            Executive Officer,
 /1,3/              SEMATECH (research and
 (Director)         development consortium);
 68                 Trustee, William Jewell
                    College; Associated
                    Universities, Inc.


__________
# Corporate positions, in some instances, may have changed during this period.

* Is considered an "interested person" of the Company within the meaning of the Investment Company Act of 1940 (the "1940 Act"), on the basis of affiliation with Capital Research and Management Company (the "Investment Adviser"). The Investment Adviser is a wholly owned subsidiary of The Capital Group Companies, Inc.

/+/ Includes Shares beneficially held under a master retirement plan.

/1/ The Company has an Audit Committee composed of the above-designated directors. The function of the Committee includes such specific matters as recommending the independent accountant to the Board of Directors, reviewing the audit plan and results of the audits and considering other matters deemed appropriate for consideration by the Board of Directors and/or the Committee.

/2/ The Company has a Nominating Committee composed of the above-designated directors. The Committee's functions include selecting and recommending to the Board of Directors nominees for election as directors of the Company.
(Pursuant to rule 12b-1, the selection and nomination of directors who are not "interested persons" of the Company must be committed to the discretion of the non-interested directors then in office.) While the Committee normally is able to identify from its own resources an ample number of qualified candidates, it will consider shareholder suggestions of persons to be considered as nominees to fill future vacancies on the Board. Such suggestions must be sent in writing to the Nominating Committee of the Company, c/o the Company's Secretary, and must be accompanied by complete biographical and occupational data on the prospective nominee, along with a written consent of the prospective nominee to consideration of his or her name by the Committee. See also "Shareholder Proposals."

/3/ The Company has a Contracts Committee composed of all directors who are not considered to be "interested persons" of the Company within the meaning of the 1940 Act. The Contracts Committee's function is to request, review and consider the information deemed necessary to evaluate the terms of the investment advisory and principal underwriting agreements and the Plan of Distribution under rule 12b-1 that the Company proposes to enter into, renew or continue prior to voting thereon, and to make its recommendations to the full Board of Directors on these matters.

Capital Research and Management Company manages The American Funds Group consisting of 29 funds: AMCAP Fund, American Balanced Fund, Inc., American High-Income Municipal Bond Fund, Inc., American High-Income Trust, American Mutual Fund, Inc., The Bond Fund of America, Inc., The Cash Management Trust of America, Capital Income Builder, Inc., Capital World Growth and Income Fund, Inc., Capital World Bond Fund, Inc., EuroPacific Growth Fund, Fundamental Investors, Inc., The Growth Fund of America, Inc., The Income Fund of America, Inc., Intermediate Bond Fund of America, The Investment Company of America, Limited Term Tax-Exempt Bond Fund of America, The New Economy Fund, New Perspective Fund, Inc., New World Fund, Inc., SMALLCAP World Fund, Inc., The Tax-Exempt Bond Fund of America, Inc., The Tax-Exempt Fund of California, The Tax-Exempt Fund of Maryland, The Tax-Exempt Fund of Virginia, The Tax-Exempt Money Fund of America, The U.S. Treasury Money Fund of America, U.S. Government Securities Fund and Washington Mutual Investors Fund, Inc. Capital Research and Management Company also manages American Variable Insurance Series and Anchor Pathway Fund which serve as the underlying investment vehicle for certain variable insurance contracts; and Endowments, whose shareholders are limited to (i) any entity exempt from taxation under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended ("501(c)(3) organization"); (ii) any trust, the present or future beneficiary of which is a 501(c)(3) organization; and (iii) any other entity formed for the primary purpose of benefiting a 501(c)(3) organization. An affiliate of Capital Research and Management Company, Capital International, Inc., manages Emerging Markets Growth Fund, Inc.
                                 _____________

 There were five Board of Directors, two Audit Committee, two Nominating Committee and two Contracts Committee meetings during the year ended December 31, 1998. All incumbent directors attended at least 91% of all Board meetings and meetings of the committees of which they were members.

 The Company has an Advisory Board currently composed of six persons, all of whom were appointed by the Board of Directors. These individuals are, in the judgment of the Board of Directors, knowledgeable about political and economic matters. In addition to holding meetings from time to time with the Board of Directors, members of the Advisory Board, while not participating in specific investment decisions, may consult from time to time with the Investment Adviser. Members of the Advisory Board, however, possess no authority or responsibility with respect to the Company's investments or management.

 The Company pays no salaries or other compensation to its directors other than directors' fees, which are paid to those directors who are unaffiliated with the Investment Adviser as described below.

                             DIRECTOR COMPENSATION

                                                         TOTAL COMPENSATION
                                                         (INCLUDING VOLUNTARILY
                                                         DEFERRED COMPENSATION /1/)
                        AGGREGATE COMPENSATION           FROM ALL FUNDS MANAGED            TOTAL NUMBER
                        (INCLUDING VOLUNTARILY           BY CAPITAL RESEARCH AND           OF FUND
                        DEFERRED COMPENSATION /1/)       MANAGEMENT COMPANY                BOARDS ON
                        FROM THE COMPANY DURING          OR ITS AFFILIATES /2/ FOR         WHICH DIRECTOR
DIRECTOR                FISCAL YEAR ENDED 12/31/98       THE YEAR ENDED 12/31/98           SERVES /2/
Mr. Charles H.          $64,700                          $114,900                          2
 Black

Ms. Ann S. Bowers       65,300                           65,300                            1

Ms. Louise H.           0 /3/                            0 /3/                             1
 Bryson

Dr. Malcolm R.          49,600 (deferred) /4/            49,600 (deferred)                 1
 Currie

Mr. William R.          none /5/                         none /5/                          5
 Grimsley

Mr. Jon B.              none /5/                         none /5/                          4
 Lovelace, Jr.

Prof. John G.           67,900 (deferred) /4/            190,870 (deferred)                9
 McDonald

Ms. Bailey              51,200                           51,200                            1
 Morris-Eck

Mr. Richard G.          51,200 (deferred) /4/            108,600 (deferred)                13
 Newman

Mr. William C.          none /5/                         none /5/                          1
 Newton

Mr. James W.            none /5/                         none /5/                          7
 Ratzlaff

Dr. Olin C.             55,400                           92,600                            3
 Robison

Mr. R. Michael          none /5/                         none /5/                          2
 Shanahan

Dr. William J.          57,450 (deferred) /4/            57,450 (deferred)                 1
 Spencer


/1/ Amounts may be deferred by eligible directors under a non-qualified deferred compensation plan adopted by the Company in 1993. Deferred amounts accumulate at an earnings rate determined by the total return of one or more funds in The American Funds Group as designated by the director.

/2/ Includes funds managed by Capital Research and Management Company and affiliates.

/3/ Louise H. Bryson was elected a Director effective January 1, 1999 and, therefore, received no compensation from the fund in fiscal 1998.

/4/ Since the deferred compensation plan's adoption, the total amount of deferred compensation accrued by the Company (plus earnings thereon) as of the fiscal year ended December 31, 1998 for participating directors is as follows:
Malcolm R. Currie ($193,379), John G. McDonald ($366,724), Richard G. Newman ($174,083), Olin C. Robison ($10,738) and William J. Spencer ($136,866).
Amounts deferred and accumulated earnings thereon are not funded and are general unsecured liabilities of the Company until paid to the director.

/5/ William R. Grimsley, Jon B. Lovelace, Jr., William C. Newton, James W. Ratzlaff and R. Michael Shanahan are affiliated with the Company's Investment Adviser and, accordingly, receive no remuneration from the Company.

                                 OTHER OFFICERS

NAME                                                                                    OFFICER
(POSITION WITH COMPANY)                                                                 CONTINUOUSLY
AND AGE                               PRINCIPAL OCCUPATION /1/                          SINCE /2/


Mr. Gregg E. Ireland                  Senior Vice President,                            1994
(Senior Vice President)               Capital Research and Management Company
49

Mr. James B. Lovelace                 Senior Vice President,                            1994
(Senior Vice President)               Capital Research and Management Company
43

Mr. Donald D. O'Neal                  Vice President,                                   1994
(Senior Vice President)               Capital Research and Management Company
38

Ms. Joyce E. Gordon                   Senior Vice President and Director,               1998
(Vice President)                      Capital Research Company
42

Ms. Anne M. Llewellyn                 Associate,                                        1984
(Vice President)                      Capital Research and Management Company
51

Ms. Patricia L. Pinney                Vice President,                                   1995
(Vice President)                      Capital Research Company
42

Mr. Vincent P. Corti                  Vice President - Fund Business                    1994
(Secretary)                           Management Group, Capital Research
43                                    and Management Company

Mr. Thomas M. Rowland                 Senior Vice President - Fund Business             1998
(Treasurer)                           Management Group, Capital Research and
57                                    Management Company

R. Marcia Gould                       Vice President - Fund Business                    1993
(Assistant Treasurer)                 Management Group, Capital Research and
44                                    Management Company

Anthony W. Hynes, Jr.                 Vice President - Fund Business                    1998
(Assistant Treasurer)                 Management Group, Capital Research and
35                                    Management Company

_____________
/1/ The occupations shown reflect the principal employment of each individual during the past five years. Corporate positions, in some instances, may have changed during this period.

/2/ Officers are elected to hold office until their respective successors are elected, or until they resign or are removed.
No officer, director or employee of the Investment Adviser receives any remuneration from the Company. All directors and officers as a group owned beneficially fewer than 1% of the Shares outstanding on August 23, 1999.

2. APPROVAL OF AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION (SHARE CLASSIFICATION)

 On May 19, 1999, the Company's Board of Directors unanimously voted to approve an amendment to the Company's Certificate of Incorporation to give the Company's Board of Directors the power to classify the Company's shares. The amendment would increase the total number of the Company's authorized shares of capital stock from two billion to five billion. The amendment would also establish a new class of common stock and give the Company's Board of Directors the authority to further classify the Company's shares into different series within the new class. At its meeting on May 19, the Board of Directors unanimously voted to submit the amendment to the Company's shareholders with the Board's recommendation that it be approved. The full text of the proposed amendment is attached hereto as Exhibit A.

                                  *     *    *

 Until the 1990's, mutual funds with front-end sales charges dominated the market for dealer-distributed funds. Over time, competition grew from funds with alternative sales charge structures which are now widely accepted by investors and broker-dealers. Although the front-end sales charge structure is appealing due to its simplicity, the combination of significantly increased competition and pricing experimentation has led a large number of fund complexes to consider alternative distribution arrangements.

 Capital Research and Management Company has advised the Company's Board of Directors that in the future it may recommend that the Board authorize the Company to issue one or more series of the new class of stock ("New Shares"). If authorized, the New Shares are expected to be sold without any front-end sales charge and otherwise would be similar to the Shares except that they would be subject to (i) a different level of fees payable to American Funds Distributors, Inc. ("AFD"), a wholly-owned subsidiary of Capital Research and Management Company, under a separate plan of distribution, and (ii) a contingent deferred sales charge ("CDSC") payable to AFD if such shares are redeemed prior to the expiration of a specified holding period. A portion of the distribution fees and CDSC received by AFD would be available to finance the payment of commissions on initial sales and ongoing dealer service fees to eligible dealers of New Shares. IMPORTANTLY, THE DISTRIBUTION FEES FOR THE NEW SHARES WOULD BE IMPOSED ONLY ON THOSE SHARES AND WOULD NOT AFFECT THE EXPENSE LEVEL OF THE EXISTING SHARES. MOREOVER, ANY OTHER EXPENSES UNIQUE TO THE NEW SHARES (E.G. ADDITIONAL TRANSFER AGENT OR SHAREHOLDER ACCOUNT MAINTENANCE COSTS) ALSO WOULD BE BORNE ONLY BY THE NEW SHARES. AS A RESULT, NEW SHARES WOULD HAVE A DIFFERENT (GENERALLY HIGHER) LEVEL OF EXPENSES THAN THE EXISTING SHARES AND WOULD NOT RESULT IN ADDITIONAL COSTS FOR THE EXISTING SHARES.

                                 *     *     *

 The Company's Certificate of Incorporation currently provides for only one class of shares of capital stock, and does not authorize the Board of Directors to create additional classes or series. The Board of Directors believes that the Company's best interests would be served if the Certificate of Incorporation were amended to establish an additional class of common stock and if the Board were able to create series of shares within the new class. The new class of common stock (including any series thereof) would share pro rata (based on net asset value) in the Company's investment portfolio and income and in the Company's expenses, except for differences in expenses resulting from different distribution arrangements and possibly other class- or series-specific expenses.

 Shares of both classes of common stock would vote together on all matters affecting the Company, except for matters, such as approval of a plan of distribution or related service plan, affecting only a particular class or series thereof. All shares voting on a matter would have identical voting rights. All issued shares would be fully paid and non-assessable, and shareholders would have no pre-emptive or other right to subscribe for any additional shares. Shares of both classes of common stock (including, if issued, the New Shares) would have the same rights and be subject to the same limitations set forth in the Certificate of Incorporation with respect to dividends, redemptions and liquidation, except for differences resulting from class- or series-specific distribution plans and related service plans and certain other class- and series-specific expenses.

 The proposed amendment also provides for an increase in the total number of authorized shares of the Company's capital stock from two billion to five billion. This increase is intended to permit the Company to issue additional Shares and shares of the new class of common stock for several years without requiring that shareholders approve an additional amendment of the Certificate of Incorporation.

 Approval of the proposed amendment to the Certificate of Incorporation requires the affirmative vote of more than 50% of the outstanding shares of the Company. The effect of an abstention or broker non-vote is the same as a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THIS PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO PERMIT MULTIPLE CLASSES OF SHARES AND TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES

3. APPROVAL OF AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION (REDUCTION IN PAR VALUE)

 On May 19, 1999, the Company's Board of Directors unanimously voted to approve an amendment to the Company's Certificate of Incorporation to reduce the par value of shares of capital stock of the Company from $1.00 to $0.001 per share, and to submit such amendment to the Company's shareholders with the Board's recommendation that it be approved. This proposed amendment is included in the text of the amendment attached as Exhibit A.

 Under Delaware law, the par value of shares determines the amount of a corporation's stated capital. Stated capital has little meaning in the case of an investment company like the Company. However, when the Company increases its authorized capital stock, as is proposed in Proposal 2, it must pay a registration fee to the State of Delaware based on the aggregate par value of the new shares. This change will have no effect on the value of your shares. The Board of Directors therefore recommends that the par value of the Company's shares of capital stock be reduced in order to save the Company some expense in connection with the proposed increase in authorized capital stock.

 Approval of the proposed amendment to the Certificate of Incorporation requires the affirmative vote of more than 50% of the outstanding shares of the Company. The effect of an abstention or broker non-vote is the same as a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THIS PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO REDUCE THE PAR VALUE OF THE COMPANY'S SHARES

4. RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT PUBLIC ACCOUNTANT FOR THE YEAR 1999

 Shareholders are requested to ratify the selection by the Board of Directors (including a majority of directors who are not "interested persons" of the Company as that term is defined in the 1940 Act) of the firm of PricewaterhouseCoopers LLP as independent public accountant for the Company for the year 1999. In addition to normal audit services, PricewaterhouseCoopers LLP provides services in connection with the preparation and review of federal and state tax returns for the Company. PricewaterhouseCoopers LLP has served as the Company's independent public accountant since the Company's inception. PricewaterhouseCoopers LLP has advised the Company that it has no material direct or indirect financial interest in the Company or its affiliates. The Company's Audit Committee recommended that PricewaterhouseCoopers LLP be selected as the Company's independent accountant for the current fiscal year. The employment of the accountant is conditioned upon the right of the Company to terminate such employment forthwith without any penalty. No representative of the firm of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF ITS SELECTION OF PRICEWATERHOUSECOOPERS LLP.

                                 OTHER MATTERS

 Neither the persons named in the enclosed Proxy nor the Board of Directors are aware of any matters that will be presented for action at the meeting other than matters set forth herein. Should any other matters properly requiring a vote of shareholders arise, the Proxy in the accompanying form will confer upon the person or persons entitled to vote the Shares represented by such Proxy discretionary authority to vote the Shares in respect of any such matters in accordance with their best judgment in the interest of the Company and its shareholders.

                             SHAREHOLDER PROPOSALS

 Notice is hereby given that any shareholder proposals for inclusion in proxy solicitation material for the next annual meeting, must be received by the Company at its principal executive offices, 333 South Hope Street, Los Angeles, CA 90071, by January 31, 2000. Any proposal received after this date will be considered untimely. Until further notice, a shareholder proposal (other than in respect of a nominee for election to the Board of Directors) to be presented at the next annual meeting of shareholders but not submitted for inclusion in the proxy statement will be considerd untimely under the Securities and Exchange Commission's proxy rules if received after January 31, 2000.

                              GENERAL INFORMATION

 Capital Research and Management Company is the investment adviser to the Company and is located at 333 South Hope Street, Los Angeles, CA 90071 and 135 South State College Boulevard, Brea, CA 92821. American Funds Distributors, Inc. is the principal underwriter of the Company's shares and is located at the Los Angeles and Brea addresses above and also at 3500 Wiseman Boulevard, San Antonio, TX 78251, 8332 Woodfield Crossing Boulevard, Indianapolis, IN 46240, and 5300 Robin Hood Road, Norfolk, VA 23513.

 The solicitation of the enclosed Proxy is made by and on behalf of the Board of Directors of the Company. The cost of soliciting proxies, consisting of printing, handling and mailing of the Proxies and related materials, will be paid by the Company. In addition to solicitation by mail, certain officers and directors of the Company, who will receive no extra compensation for their services, may solicit by telephone, telegram or personally. ALL SHAREHOLDERS ARE URGED TO MARK, DATE, SIGN, AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

 A copy of the Company's most recent annual report may be obtained, without charge, by writing to the Secretary of the Company at 333 South Hope Street, 55th Floor, Los Angeles, CA 90071, or by telephoning 800/421-0180. These requests will be honored within three business days of receipt.

                                      By Order of the Board of Directors,
                                      Vincent P. Corti
                                      Secretary

August 30, 1999

 This Notice of Annual Meeting and Proxy
 Statement has been printed on recycled
 paper that meets the guidelines of the
 United States Environmental Protection Agency.

                        THE INVESTMENT COMPANY OF AMERICA
                           EXHIBIT A - PROXY STATEMENT

PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION OF THE COMPANY
INCREASING THE TOTAL NUMBER OF AUTHORIZED SHARES,
AUTHORIZING CLASSES OF CAPITAL STOCK, AND REDUCING THE PAR VALUE

The following text shows those provisions of the Certificate of Incorporation of the Company that are to be amended; the text that is lined through shows deletions and the text that is double underlined indicates additions.

                                   ARTICLE VI

 The total number of shares of all classes of stock which the Corporation shall have authority to issue is five billion (5,000,000,000) shares, of which two billion five hundred million (2,500,000,000) shares shall be Common shares of capital stock of the par value of $0.001 per share, (hereinafter, "Common Stock"), and two billion five hundred million (2,500,000,000) shares shall be Alternative Common shares of capital stock of the par value of $0.001 per share (hereinafter, "Alternative Common Stock").

                                  ARTICLE VII

     1. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each class of capital stock shall be governed by the following provisions:

  (a) All shares of Common Stock and Alternative Common Stock shall represent the same interest in the Corporation and have the same voting powers, preferences and relative, participating, optional, conversion or other special rights, and qualifications, limitations or restrictions thereof, limitations as to dividends, and terms and conditions of redemption, except to the extent expressed otherwise in this Certificate of Incorporation, any amendment thereof, or as provided for in a resolution or resolutions adopted by the Board of Directors pursuant to authority vested in it by this Certificate, or as otherwise provided by law.

  (b) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Alternative Common Stock in one or more series, with such voting powers, full or limited, and with such designations, preferences and relative, participating, optional, conversion or other special rights, and qualifications, limitations or restrictions thereof, limitations as to dividends, or terms or conditions of redemption, as shall be stated and expressed in any resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation, including (but without limiting the generality thereof) the following:

   (i) The designation of such series.

   (ii) The dividends payable on the shares of such series, the relation which such dividends shall bear to the dividends payable on the shares of any other class or classes of stock, or series thereof.

   (iii) Whether the shares of such series shall be subject to redemption by the Corporation (or at the option of the holder thereof), and, if made subject to redemption by the Corporation (or at the option of the holder thereof), the times, prices and other terms and conditions of such redemption (in either case).

   (iv) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes (or series thereof) of stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange.

   (v) Whether the shares of such series shall be subject to any distribution-related fees or expenses chargeable against the income or redemption price of shares of such series.

  (c) Dividends. Dividends on shares of the Corporation's capital stock may be paid with such frequency, in such form and in such amount as the Board of Directors may determine by resolution adopted from time to time. Such dividends may vary between or among classes of stock (or series thereof) to reflect differing allocations of liabilities and expenses allocable to such class (or series) to such extent as may be provided in or determined pursuant to this Certificate, any amendment thereof, or in any resolution or resolutions providing for the issue of such shares of capital stock adopted by the Board of Directors. All dividends and distributions on shares of a particular class (or series thereof) shall be distributed pro rata to the holders of that class (or series thereof) in proportion to the number of shares of that class (or series thereof) held by such holders at the date and time of record established for the payment of such dividends or distributions.

  Dividends may be paid in cash, property or additional shares of the same or another class or series or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time for the election by stockholders of the form in which dividends are to be paid. Any such dividend paid in shares shall be paid at the current net asset value thereof.

  (d) Voting. On each matter submitted to a vote of the stockholders, each holder of shares shall be entitled to one vote for each share standing in his name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes and series shall vote as a single class ("Single Class Voting"); provided, however, that (i) as to any matter with respect to which a separate vote of any class or series is required by the Investment Company Act or by the General Corporation Law of the State of Delaware, such requirement as to a separate vote by that class or series shall apply in lieu of Single Class Voting; (ii) in the event that the separate vote requirements referred to in clause (i) above apply with respect to one or more (but less than all) classes or series, then, subject to clause (iii) below, the shares of all other classes and series shall vote as a single class; and (iii) as to any matter which does not affect the interest of a particular class (or series thereof), only the holders of shares of the one or more affected classes (or series thereof) shall be entitled to vote.

  (e) Redemption by Stockholders. Each holder of shares of Common Stock or Alternative Common Stock (or series of such Alternative Common Stock) shall have the right at such times as may be permitted by the Corporation to require the Corporation to redeem all or any part of his or her shares of that class and series, at a redemption price per share equal to the net asset value per share of that class and series next determined after the shares are properly tendered for redemption, less such redemption fee or sales charge, if any, as may be established by the Board of Directors in its sole discretion. Payment of the redemption price shall be in cash; provided, however, that if the Board of Directors determines, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Corporation may, to the extent and in the manner permitted by the Investment Company Act, make payment wholly or partly in securities or other assets, at the value of such securities or assets used in such determination of net asset value.

  Notwithstanding the foregoing, the Corporation may postpone payment of the redemption price and may suspend the right of the holders of shares of any class and series to require the Corporation to redeem shares of that class and series during any period or at any time when and to the extent permissible under the Investment Company Act.

  (f) Redemption by Corporation. The Board of Directors may cause the Corporation to redeem at their net asset value the shares of any class (or series thereof) held in an account having, because of redemptions or exchanges, a net asset value on the date of the notice of redemption less than the minimum initial investment in that class (or series thereof) specified by the Board of Directors from time to time in its sole discretion, provided that at least 60 days' prior written notice of the proposed redemption has been given to the holder of any such account by mail, postage prepaid, at the address contained in the books and records of the Corporation and such holder has been given an opportunity to purchase the required value of additional shares.

  (g) Net Asset Value Per Share. For the purposes referred to in this Certificate of Incorporation, the net asset value of shares of the capital stock of the Corporation of each class (or series thereof) as of any particular time (a "determination time") shall be determined by or pursuant to the direction of the Board of Directors as follows:

   (i) The net asset value of each share of capital stock, as of a determination time, shall be the quotient obtained by dividing the net value of the assets of the Corporation (determined as hereinafter provided) as of such determination time by the total number of shares of capital stock then outstanding.

   The net value of the assets of the Corporation shall be determined in accordance with sound accounting practice by deducting from the gross value of the assets of the Corporation (determined as hereinafter provided) the amount of all liabilities as of such determination time.

   The gross value of the assets of the Corporation as of such determination time shall be an amount equal to all cash, receivables, the market value of all securities for which market quotations are readily available and the fair value of other assets of the Corporation at such determination time, all determined in accordance with sound accounting practice and giving effect to the following:

   (ii) At times when a class is classified into multiple series, the net asset value of each share of stock of a series of such class shall be determined in accordance with subsections (i) and (iii) of this Section (g) with appropriate adjustments to reflect differing allocations of liabilities and expenses between or among series of such class to such extent as may be provided in or determined pursuant to this Certificate, any amendment thereof, or as stated and expressed in any resolution or resolutions adopted by the Board of Directors providing for the issue of such shares of such series.

   (iii) The Board of Directors is empowered, in its discretion, to establish other methods for determining such net asset value whenever such other methods are deemed by it to be necessary or desirable, including, without limiting the generality of the foregoing, any method deemed necessary or desirable in order to enable the Corporation to comply with any provision of the Investment Company Act or any rule or regulation thereunder. Subject to the applicable provisions of the Investment Company Act, the Board of Directors, in its sole discretion, may prescribe and shall set forth in the By-Laws of the Corporation or in a duly adopted resolution of the Board of Directors such bases and times for determining the value of the Corporation's assets, and the net asset value per share of outstanding shares of the Corporation's capital stock, as the Board of Directors deems necessary or desirable. The Board of Directors shall have full discretion, to the extent not inconsistent with the General Corporation Law of the State of Delaware and the Investment Company Act, to determine which items shall be treated as income and which items as capital and whether any item of expense shall be charged to income or capital.

    (h) Conversion or Exchange Rights. (i) Subject to compliance with the requirements of the Investment Company Act, the Board of Directors shall have the authority to provide that holders of shares of any series or class shall have the right to exchange said shares into shares of one or more other series or class of shares in accordance with such requirements and procedures as may be established by the Board of Directors.

   (ii) At such times (which may vary among shares of a class) as may be determined by the Board of Directors, shares of a particular series of a class may be automatically converted into another series of such class or other class based on the relative net asset value of such shares at the time of conversion, subject, however, to any conditions of the conversion that may be imposed by the Board of Directors.

 2. (a) Shares of the various series of each class of capital stock shall represent the same interest in the Corporation and have, except as provided to the contrary in any subsequently filed certificate of designations, identical voting, dividend, liquidation, and other rights, terms and conditions with any other shares of capital stock of that class; provided however, that notwithstanding anything in this Certificate to the contrary, shares of the various series of a class and various classes shall be subject to such differing front-end sales loads, contingent deferred sales charges, fees or expenses under a plan of distribution or other arrangement related to distribution of shares issued by the Corporation, and administrative, recordkeeping, or service fees, each as may be established from time to time by the Board of Directors in accordance with the Investment Company Act and any rules or regulations promulgated thereunder and applicable rules and regulations of self-regulatory organizations and as shall be set forth in the applicable prospectus for the shares; and provided further that expenses related solely to a particular series of a particular class of capital stock (including, without limitation, fees or expenses under a plan of distribution and administrative expenses under an administration or service agreement, plan or other arrangement, however designated) shall be borne solely by such series and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution, redemption and liquidation rights of the shares of the series in question.

  (b) As to any matter with respect to which a separate vote of any series of a class is required by the Investment Company Act or by the General Corporation Law of the State of Delaware (including, without limitation, approval of any plan, agreement or other arrangement referred to in subsection (a) above), such requirement as to a separate vote by that series shall apply in lieu of Single Class Voting, and if permitted by the Investment Company Act or the General Corporation Law of the State of Delaware, the series of more than one class shall vote together as a single class on any such matter which shall have the same effect on each such series. As to any matter which does not affect the interest of a particular series of a class, only the holders of shares of the affected series of that class shall be entitled to vote.

 3. The Corporation may issue and sell fractions of shares of capital stock having pro rata all the rights of full shares, including, without limitation, the right to vote and to receive dividends, and wherever the words "share" or "shares" are used in the Certificate of Incorporation or By-Laws of the Corporation, they shall be deemed to include fractions of shares where the context does not clearly indicate that only full shares are intended.

PROXY CARD            THE INVESTMENT COMPANY OF AMERICA            PROXY CARD

      PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 19, 1999

The undersigned hereby appoints M.J. Barbera, Vincent P. Corti, C.D. Dunlop and Gregg E. Ireland, and each of them, his/her true and lawful agents and proxies with full power of substitution to represent the undersigned at the Annual Meeting of Shareholders to be held at the Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, on Tuesday, October 19, 1999 at 10:00 a.m., on all matters coming before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER YOU DIRECTED. IF NO DIRECTION IS GIVEN, WITH RESPECT TO ANY PARTICULAR ITEM, THIS PROXY WILL BE VOTED FOR THE NOMINEES IN ITEM 1 AND FOR ITEMS 2, 3 AND 4.

CONTROL NUMBER:

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS CARD. JOINT OWNERS SHOULD EACH SIGN INDIVIDUALLY. CORPORATE PROXIES SHOULD BE SIGNED IN FULL CORPORATE NAME BY AN AUTHORIZED OFFICER. FIDUCIARIES SHOULD GIVE FULL TITLES.

 Signature

 Signature of joint owner, if any

 Date

                    THE INVESTMENT COMPANY OF AMERICA PROXY

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS.  Example: []

1.    Election of Directors:                                                        FOR ALL     WITHHOLD ALL     FOR ALL EXCEPT



01    Charles H. Black      06    Jon B. Lovelace, Jr.   11    James W. Ratzlaff

02    Ann S. Bowers         07    John G. McDonald       12    Olin C. Robison      []          []               []

03    Louise H. Bryson      08    Bailey Morris-Eck      13    R. Michael Shanahan

04    Malcolm R. Currie     09    Richard G. Newman      14    William J. Spencer

05    William R. Grimsley   10    William C. Newton




To withhold your vote for any individual nominee, mark the "For All Except" box and write the nominee's number on the line provided below.
 _____________________________________________________________________

                                                                                                   FOR     AGAINST   ABSTAIN



2.  Approval of amendments to Certificiate of Incorporation (i) increasing authorized

    shares, (ii) establishing a new class of common stock, and (iii) authorizing the Board         []      []        []

    to create additional series of shares within the new class:

3.  Approval of an amendment to the Certificate of Incorporation reducing the par value

    per share:                                                                                     []      []        []

4.  Ratification of selection of PricewaterhouseCoopers LLP as independent accountant:             []      []        []


In their discretion, upon other matters as may properly come before the meeting.

                               IMPORTANT

SHAREHOLDERS CAN HELP THE COMPANY AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS BY PROMPTLY RETURNING THE ENCLOSED PROXY.